UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

We held our annual meeting of stockholders on October 4, 2016. As of August 11, 2016, the record date for the annual meeting, 10,702,932 shares of our common stock, each entitled one vote per share, and 2,140,631 shares of Class B common stock, each entitled to 10 votes per share, were issued and outstanding. Accordingly, as of August 11, 2016, the combined voting power of our shares of common stock entitled to vote at the meeting was 32,109,242 votes. The following proposals, which are described in detail in our Proxy Statement filed with the Securities and Exchange Commission on August 19, 2016, were voted upon and approved at the annual meeting:

1	A proposal to elect five directors nominated by our Board of Directors to serve on our Board of Directors until the next annual meeting or until their successors are elected and shall have qualified, was approved with the following vote:

Nominee	For	Abstain/ Withhold	Broker Non-Votes
Edward J. Richardson	27,972,286	443,682	1,955,816
Paul J. Plante	27,795,793	620,175	1,955,816
Jacques Belin	28,104,386	311,582	1,955,816
James Benham	27,932,095	483,873	1,955,816
Kenneth Halverson	27,925,295	490,673	1,955,816

2	A proposal to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for fiscal year 2017 was approved with 29,930,803 votes “FOR”, 413,491 votes “AGAINST” and 27,490 votes “ABSTAIN/WITHHOLD”.

3	A proposal to approve, on an advisory basis, the compensation of our Named Executive Officers was approved with 24,296,674 votes “FOR”, 4,109,261 votes “AGAINST” and 10,033 votes “ABSTAIN/WITHHOLD” and 1,955,816 broker non-votes”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

By:	/s/ Robert J. Ben
Name: Robert J. Ben Title: Chief Financial Officer

Date:  October 5, 2016